UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2015

RICHARDSON ELECTRONICS, LTD.
(Exact name of registrant as specified in charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (630) 208-2200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;          Compensatory Arrangements of Certain Officers.

On May 29, 2015, Richardson Electronics, Ltd. (the “Company”) announced that Kathleen S. Dvorak, Executive Vice President, Chief Financial Officer, and Chief Strategy Officer, is retiring from the Company once a successor is named.

In connection with the termination of her employment, Ms. Dvorak and the Company entered into a Termination Agreement and General Release (“the Separation Agreement”) effective May 29, 2015. Under the terms of the Separation Agreement, Ms. Dvorak shall be entitled to receive a payment of $629,102 pursuant to her form of Employment, Nondisclosure, and Non-compete Agreement filed as Exhibit 10.1 on Form 8-K on October 25, 2007.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing the retirement of Ms. Dvorak on May 29, 2015. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.

10.1    Termination Agreement and General Release between the Company and Kathleen S. Dvorak dated May 29, 2015.
99.1    Press Release of the Company dated May 29, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: June 4, 2015	By:	/s/ Edward J. Richardson
	Name:	Edward J. Richardson
	Title:	Chairman of the Board and Chief Executive Officer